                                                                     EXHIBIT (a)

Subsidiaries

Central Office

  Popular Center
  209 Munoz Rivera Avenue
  San Juan, Puerto Rico 00918
  Telephone: (787) 765-9800

Banco Popular de Puerto Rico

  Puerto Rico Office
  Popular Center
  209 Munoz Rivera Avenue
  San Juan, Puerto Rico 00918
  Telephone: (787) 765-9800

  Virgin Islands Office
  193 Estate Altona & Welgunst
  St. Thomas, Virgin Islands 00802
  Telephone: (340) 693-2777

Banco Popular North America

  9600 West Bryn Mawr
  Suite 400
  Rosemont, Illinois 60018
  Telephone: (847) 994-5800

Banco Popular, National Association

  8523 Commodity Circle
  Suite 100
  Orlando, Florida 32819
  Telephone: (407) 370-7800

ATH Costa Rica / CreST, S.A.

  Tournon Neighborhood, across to
  newspaper La Republica,
  ATH Building
  San Jose, Costa Rica
  Telephone: (011) 506-211-4500

GM Group, Inc.

  1590 Ponce de Leon Avenue
  GM Group Plaza Bldg., Suite 400
  San Juan, Puerto Rico 00926
  Telephone: (787) 751-4343

Equity One, Inc.

  301 Lippincott Drive
  Marlton, New Jersey 08053
  Telephone: (856) 396-2600

Popular Mortgage, Inc.

  268 Ponce de Leon Avenue
  San Juan, Puerto Rico 00918
  Telephone: (787) 753-0245

Levitt Mortgage

  Galeria San Patricio
  B-5 Tabonuco Street
  Suite 207
  Guaynabo, Puerto Rico 00968
  Telephone: (787) 749-8787

Popular Auto, Inc.

  M-1046 Federico Costa Street
  Tres Monjitas Industrial
   Development
  San Juan, Puerto Rico 00903
  Telephone: (787) 751-4848

Popular Leasing, USA

  16280 Westwood
  Business Park Drive
  Ellisville, Missouri 63021
  Telephone: (636) 391-0777

Popular Finance, Inc.

  1326 Salud Street
  Suite 613
  Ponce, Puerto Rico 00716-1687
  Telephone: (787) 844-2760

Popular Cash Express, Inc.

  9600 West Bryn Mawr
  First floor
  Rosemont, Illinois  60018
  Telephone: (847) 994-5973

Popular Securities, Inc.

  Popular Center
  209 Munoz Rivera Avenue
  Suite 1020
  San Juan, Puerto Rico 00918
  Telephone: (787) 766-4200

Popular Insurance, Inc.

  9 Pedro Marquez Street
  Culebra, Puerto Rico  00735
  Telephone: (787) 742-0255

Popular Insurance Agency, USA

  9600 West Bryn Mawr
  First Floor
  Rosemont, Illinois 60018
  Telephone: (847) 994-6580

Popular Insurance, V.I., Inc.

  193 Estate Altona & Welgunst
  St. Thomas, Virgin Islands 00802
  Telephone: (340) 693-2850

POPULAR, INC.
1ST QUARTER
REPORT

MARCH 31, 2003

Letter to Shareholders

Despite the weakened economy and uncertain global conditions, which continued to present a challenging environment in which to operate, we are pleased with our Corporation's performance for the first quarter of 2003. The war against Iraq has further slowed the financial market recovery and U.S. economic conditions continue to be uncertain. Nonetheless, we look forward to a positive resolution to this conflict, and we are confident that Popular, Inc. will maintain its consistent growth regardless of the challenges that our economy faces.

         During the quarter ended March 31, 2003, the Corporation completed the public offering of its 6.375% Non-cumulative Monthly Income Preferred Stock, 2003 Series A. The offering was made through a group of underwriters led by Popular Securities, Inc., a subsidiary of Popular, Inc. This issuance, after the underwriting discounts and expenses, contributed with approximately $182 million in additional Tier I capital, further strengthening the Corporation's capital position.

         Also, in recent weeks, Popular North America, Inc., a subsidiary of Popular, Inc., sold $500 million in five-year fixed-rate medium-term notes. The funds raised will be used to repurchase short-term existing debt and to finance the growth of its operations in the United States.

         During the first quarter of 2003, Equity One, a subsidiary of Popular, Inc., tapped the asset-backed securities market with an offering of approximately $510 million. Subsequent to this quarter-end, this same subsidiary sold approximately $500 million in additional asset-backed securities, supported by home equity loans.

         The Corporation's net income for the quarter ended March 31, 2003, reached $99.1 million, an increase of $10.1 million, or 11%, compared with $89.0 million in the first quarter of 2002. Earnings per common share, basic and diluted, were $0.74 for the first quarter of 2003, an increase of 17% over the $0.63 reported in the same period of 2002. The Corporation's financial performance for the first quarter of 2003 resulted in a return on average assets
(ROA) and a return on average common equity (ROE) of 1.21% and 17.39%, respectively, compared with 1.19% and 16.83%, respectively, for the same period of 2002.

         The Corporation's net interest income for the quarter ended March 31, 2003, increased to $309.8 million, a rise of 9% over the $285.4 million reported in the first quarter of 2002. The net interest margin for the quarter, on a taxable equivalent basis, was 4.30%, remaining at the same level as in the same quarter the previous year. The provision for loan losses amounted to $48.2 million, compared with $54.4 million for the first quarter of 2002. Non-interest income amounted to $132.2 million for the first quarter of 2003, compared with $130.4 million in the same period of 2002, an increase of $1.8 million. This increase was mostly associated with higher service charges on commercial deposit accounts, debit and credit card fees, insurance agency commissions, check-cashing fees and gain on sales of loans, among other factors. Also, higher gain on sales of securities contributed to the growth in non-interest income. These favorable variances were partially offset by higher derivatives losses during the first quarter of 2003, mostly attributed to changes in the fair value of the Corporation's interest rate swaps. Operating expenses were $263.6 million in the first quarter of 2003, an increase of $21.4 million, or 9%, compared with $242.2 million for the same period in 2002. Personnel costs increased by $12.0 million, or 10%, compared with the first quarter of 2002, mostly related to higher salaries, pension, incentive compensation and profit sharing. Other operating expenses, excluding personnel costs, increased $9.4 million, or 8%.

         Popular, Inc.'s total assets reached $33.7 billion as of March 31, 2003 and December 31, 2002. Total loans were $19.9 billion at March 31, 2003, compared with $19.6 billion at the end of 2002. Mortgage loans accounted for the largest growth in the portfolio, increasing $353 million, or 5%. Investment securities totaled $10.9 billion at the end of the first quarter of 2003, compared with $11.2 billion at December 31, 2002. Deposits reached $17.6 billion at March 31, 2003 and December 31, 2002.

         Stockholders' equity was $2.7 billion as of March 31, 2003 compared with $2.4 billion as of December 31, 2002. The increase in stockholders' equity since December 31, 2002 was mainly attributed to the additional capital obtained through the issuance of the preferred stock in the first quarter of 2003 and earnings retention.

         The Corporation's common stock market value was $33.99 per share at March 31, 2003, compared with $29.22 at March 31, 2002. As of the end of the first quarters of 2003 and 2002, the Corporation had a market capitalization of $4.5 billion and $4.0 billion, respectively. Book value per share of common stock increased 17% to $18.75 as of March 31, 2003, from $16.01 per share as of March 31, 2002.

         Several weeks ago Banco Popular de Puerto Rico launched a new products campaign with the slogan "We listen to you". It was prompted by comments we hear almost daily from customers through branch officers, interviews or surveys.

         The "We listen to you" campaign will serve as a unifying element for the Bank's products, while presenting deposit products, personal loans, credit cards and payment services (Popular TeleBanking, Popular Pay-by-Phone, Internet and ATH card). It also addresses customers' questions and clearly establishes the optimum quality of our products vis-a-vis those of our competitors.

         The campaign, directed to the general public, particularly young people who are starting their banking relationships, is being presented in radio, printed media, and television, in addition to internal and external media. It will run through the end of this year. Its goal is to position Banco Popular as a bank for all the people, that is accessible and that adjusts to the needs of the customers. With the slogan "We listen to you", we reiterate how responsive we are to our customers' needs and our commitment to serve them better.

         To listen, understand and solve... that summarizes our commitment of service we seek to offer our clients. It is our most valuable tool as we seek to attain utmost satisfaction for each client, and it is also one of the most powerful strategies to continue reaching adequate competitive levels.



/s/ Richard L. Carrion
----------------------
RICHARD L. CARRION
CHAIRMAN
PRESIDENT
CHIEF EXECUTIVE OFFICER

                                                                   POPULAR, INC.

Consolidated Statements of Condition

                                                                                                       March 31,
                                                                                          ---------------------------------
In thousands                                                                                  2003                 2002
                                                                                          ------------         ------------
ASSETS
   Cash and due from banks                                                                $    689,090         $    383,927
                                                                                          ------------         ------------

   Money market investments:
    Federal funds sold and securities purchased under agreements to resell                   1,004,353              716,123
    Time deposits with other banks                                                               4,056                3,056
    Bankers' acceptances                                                                            51                  409
                                                                                          ------------         ------------
                                                                                             1,008,460              719,588
                                                                                          ------------         ------------
   Investment securities available-for-sale, at market value                                10,132,474            9,401,158
   Investment securities held-to-maturity, at amortized cost                                   179,737              202,022
   Trading account securities, at market value                                                 581,001              299,415
   Loans held-for-sale, at lower of cost or market                                             317,041              900,461
                                                                                          ------------         ------------
   Loans                                                                                    19,819,521           17,676,000
      Less - Unearned income                                                                   274,680              319,537
             Allowance for loan losses                                                         383,517              341,744
                                                                                          ------------         ------------
                                                                                            19,161,324           17,014,719
                                                                                          ------------         ------------
   Premises and equipment                                                                      471,777              404,842
   Other real estate                                                                            45,759               34,550
   Accrued income receivable                                                                   202,491              191,118
   Other assets                                                                                689,449              549,324
   Goodwill                                                                                    184,068              178,501
   Other intangible assets                                                                      32,620               37,741
                                                                                          ------------         ------------
                                                                                          $ 33,695,291         $ 30,317,366
                                                                                          ============         ============

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
   Deposits:
    Non-interest bearing                                                                  $  3,453,971         $  3,100,625
    Interest bearing                                                                        14,183,876           13,423,529
                                                                                          ------------         ------------
                                                                                            17,637,847           16,524,154
   Federal funds purchased and securities sold
     under agreements to repurchase                                                          6,642,379            4,564,815
   Other short-term borrowings                                                               1,296,394            2,252,679
   Notes payable                                                                             4,566,492            3,996,616
   Other liabilities                                                                           609,343              524,350
                                                                                          ------------         ------------
                                                                                            30,752,455           27,862,614
                                                                                          ------------         ------------
   Subordinated notes                                                                          125,000              125,000
                                                                                          ------------         ------------
   Preferred beneficial interest in Popular North America's junior subordinated
    deferrable interest debentures guaranteed by the Corporation                               144,000              144,000
                                                                                          ------------         ------------
Minority interest in consolidated subsidiaries                                                   1,240                  925
                                                                                          ------------         ------------
STOCKHOLDERS' EQUITY:
   Preferred stock                                                                             186,875                   --
   Common stock                                                                                835,528              833,121
   Surplus                                                                                     277,649              270,766
   Retained earnings                                                                         1,372,061            1,116,963
   Treasury stock, at cost                                                                    (205,527)             (66,363)
   Accumulated other comprehensive income, net of tax                                          206,010               30,340
                                                                                          ------------         ------------
                                                                                             2,672,596            2,184,827
                                                                                          ------------         ------------
                                                                                          $ 33,695,291         $ 30,317,366
                                                                                          ============         ============

                                                                   POPULAR, INC.

Consolidated Statements of Income

                                                                               Quarter ended
                                                                                  March 31,
                                                                      ---------------------------------
Dollars in thousands, except per share information                        2003                 2002
                                                                      ------------         ------------
INTEREST INCOME:
   Loans                                                              $    377,933         $    372,221
   Money market investments                                                  7,363                7,785
   Investment securities                                                   109,801              112,311
   Trading account securities                                                8,185                3,502
                                                                      ------------         ------------
                                                                           503,282              495,819
                                                                      ------------         ------------
INTEREST  EXPENSE:
   Deposits                                                                 94,195              112,931
   Short-term borrowings                                                    40,789               44,443
   Long-term debt                                                           58,537               53,030
                                                                      ------------         ------------
                                                                           193,521              210,404
                                                                      ------------         ------------
Net interest income                                                        309,761              285,415
Provision for loan losses                                                   48,209               54,454
                                                                      ------------         ------------
Net interest income after provision for loan losses                        261,552              230,961
Service charges on deposit accounts                                         39,839               38,973
Other service fees                                                          66,426               61,687
Gain (loss) on sale of securities                                            1,414               (4,010)
Trading account loss                                                          (937)              (1,030)
Derivatives (losses) gains                                                 (10,655)                 511
Gain on sale of loans                                                       19,516               17,943
Other operating income                                                      16,557               16,334
                                                                      ------------         ------------
                                                                           393,712              361,369
                                                                      ------------         ------------
OPERATING EXPENSES:
Personnel costs:
   Salaries                                                                 96,036               88,561
   Profit sharing                                                            6,245                4,940
   Pension and other benefits                                               30,068               26,801
                                                                      ------------         ------------
                                                                           132,349              120,302
Net occupancy expenses                                                      20,460               19,030
Equipment expenses                                                          26,350               24,765
Other taxes                                                                  9,552                9,549
Professional fees                                                           18,776               17,507
Communications                                                              14,697               13,273
Business promotion                                                          15,970               13,367
Printing and supplies                                                        4,743                4,509
Other operating expenses                                                    18,718               17,321
Amortization of intangibles                                                  2,027                2,543
                                                                      ------------         ------------
                                                                           263,642              242,166
                                                                      ------------         ------------
Income before income tax and minority interest                             130,070              119,203
Income tax                                                                  30,903               30,148
Net gain of minority interest                                                  (78)                 (11)
                                                                      ------------         ------------

NET INCOME                                                            $     99,089         $     89,044
                                                                      ============         ============

NET INCOME APPLICABLE TO COMMON STOCK                                 $     98,140         $     86,534
                                                                      ============         ============

EARNINGS PER COMMON SHARE (BASIC AND DILUTED)                         $       0.74         $       0.63
                                                                      ============         ============

                                                                   POPULAR, INC.

Financial Highlights

                                                     At March 31,                             Average for the quarter
                                      ------------------------------------------    ------------------------------------------
BALANCE SHEET HIGHLIGHTS                  2003           2002           Change          2003           2002           Change
                                      -----------     -----------     ----------    -----------     -----------     ----------
(In thousands)
Money market investments              $ 1,008,460     $   719,588     $  288,872    $   972,373     $   927,038     $   45,335
Investment and trading securities      10,893,212       9,902,595        990,617     10,909,397       9,871,684      1,037,713
Loans                                  19,861,882      18,256,924      1,604,958     19,537,968      18,058,011      1,479,957
Total assets                           33,695,291      30,317,366      3,377,925     33,158,518      30,417,589      2,740,929
Deposits                               17,637,847      16,524,154      1,113,693     17,526,977      16,526,180      1,000,797
Borrowings                             12,774,265      11,083,110      1,691,155     12,797,395      11,283,963      1,513,432
Stockholders' equity                    2,672,596       2,184,827        487,769      2,314,620       2,154,243        160,377

                                                                     First quarter
                                                        ----------------------------------------
OPERATING HIGHLIGHTS                                      2003            2002           Change
                                                        --------        --------        --------
(In thousands, except per share information)
Net interest income                                     $309,761        $285,415        $ 24,346
Provision for loan losses                                 48,209          54,454          (6,245)
Fees and other income                                    132,160         130,408           1,752
Other expenses, net of minority interest                 294,623         272,325          22,298
Net income                                              $ 99,089        $ 89,044        $ 10,045
Net income applicable to common stock                   $ 98,140        $ 86,534        $ 11,606
Earnings per common share                               $   0.74        $   0.63        $   0.11

                                                                              First quarter
                                                                          ---------------------
SELECTED STATISTICAL INFORMATION                                           2003           2002
                                                                          ------         ------
COMMON STOCK DATA
Market price
    High                                                                  $34.97         $29.94
    Low                                                                    31.95          27.50
    End                                                                    33.99          29.22
Book value at period end                                                   18.75          16.01
Dividends declared                                                          0.20           0.20
Dividend payout ratio                                                      27.45%         30.85%
Price/earnings ratio                                                       12.50x         12.87x
                                                                          ------         ------
PROFITABILITY RATIOS
Return on assets                                                            1.21%          1.19%
Return on common equity                                                    17.39          16.83
Net interest spread (taxable equivalent)                                    3.90           3.80
Net interest yield (taxable equivalent)                                     4.30           4.30
Effective tax rate                                                         23.76          25.29
Overhead ratio                                                             42.45          39.16
Efficiency ratio                                                           58.32          57.61
                                                                          ------         ------
CAPITALIZATION RATIOS
Equity to assets                                                            6.98%          7.08%
Tangible equity to assets                                                   6.42           6.29
Equity to loans                                                            11.85          11.93
Internal capital generation                                                12.09          11.35
Tier I capital to risk-adjusted assets                                     10.96          10.20
Total capital to risk-adjusted assets                                      12.67          11.99
Leverage ratio                                                              7.02           6.34
                                                                          ------         ------
CREDIT QUALITY RATIOS
Allowance for losses to loans                                               1.93%          1.87%
Allowance to non-performing assets                                         64.25          69.24
Allowance to non-performing loans                                          69.58          74.45
Non-performing assets to loans                                              3.01           2.70
Non-performing assets to total assets                                       1.77           1.63
Net charge-offs to average loans                                            0.79           1.10
Provision to net charge-offs                                                1.25x          1.10x
Net charge-offs earnings coverage                                           4.64           3.50


Additional Information

BOARD OF DIRECTORS

  Richard L. Carrion, Chairman
  Antonio Luis Ferre, Vice Chairman **
  Juan A. Albors Hernandez *
  Jose A. Bechara Bravo *
  Juan J. Bermudez
  Francisco J. Carreras *
  Jose B. Carrion Jr.
  David H. Chafey Jr.
  Maria Luisa Ferre *
  Hector R. Gonzalez
  Jorge A. Junquera
  Guillermo L. Martinez *
  Manuel Morales Jr.
  Alberto M. Paracchini *
  Francisco M. Rexach Jr.
  Felix J. Serralles Nevares Jr.
  Jon E. Slater *
  Julio E. Vizcarrondo Jr.
   Samuel T. Cespedes, Secretary
         *  Director of Banco Popular de Puerto Rico only
         ** Director of Popular, Inc. only

EXECUTIVE OFFICERS

  Richard L. Carrion, Chairman of the Board,
   President and Chief Executive Officer
  David H. Chafey Jr., Senior Executive Vice President
  Jorge A. Junquera, Senior Executive Vice President
  Maria Isabel P. de Burckhart, Executive Vice President
  Carlos Colino, Executive Vice President
  Roberto R. Herencia, Executive Vice President
  Tere Loubriel, Executive Vice President
  Emilio E. Pinero, Executive Vice President
  Brunilda Santos de Alvarez, Executive Vice President
  Carlos J. Vazquez, Executive Vice President
  Felix M. Villamil, Executive Vice President

SHAREHOLDERS' INFORMATION

  Shareholders' Assistance: Shareholders requiring a change of address, records or information about lost certificates, dividend checks or dividend reinvestment should contact:

     Banco Popular de Puerto Rico
     Popular Center Building - 11th Floor, Office 1111
     Trust Division (724)
     209 Munoz Rivera Ave.
     Hato Rey, Puerto Rico 00918

  Publications: For printed material (annual and quarterly reports, 10-K and 10-Q reports), contact Mr. Amilcar L. Jordan at the Comptroller's Division at (787) 765-9800 ext. 6101, or visit our web site at www.popularinc.com.

  Dividend Reinvestment Plan: The Corporation has a dividend reinvestment plan that provides the shareholder a simple, convenient and cost-effective way to acquire Popular, Inc. common stock.

  - Dividends can be automatically reinvested in additional shares at 95% of the Average Market Price.

  - Participants may make optional cash payments of at least $25 and not more than $10,000 per calendar month for investment in additional shares.

  -        No brokerage commissions are charged on purchases under this plan.

  - Participant's funds will be fully invested, because the plan permits fractions of shares to be credited to a participant's account.

  If you would like more information on this plan, please contact our Trust Division at (787) 764-1893 or (787) 765-9800 exts. 5637, 5525, 6108 and 6112.